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                                                                  EXHIBIT 3.1.43

                              ARTICLES OF MERGER OF
                             SCI/EOG HOLDINGS, INC.
                            (A DELAWARE CORPORATION)
                                  WITH AND INTO
                              SCI TECHNOLOGY, INC.
                             (A ALABAMA CORPORATION)

         Pursuant to the provisions of Section 10-2B- 11.05 of the Alabama Business Corporation Act, the undersigned corporations adopt the following Articles of Merger.

         1. An Agreement and Plan of Merger (the "Plan of Merger") has been adopted in accordance with the provisions of 10-2B-11.03 of the Alabama Business Corporation Act providing for the merger of SCI/EOG Holdings, Inc. with and into SCI Technology, Inc. (the "Merger"). A copy of the Agreement and Plan of Merger is attached hereto as Exhibit A.

         2. The name and state of domicile of the constituent corporations are as follows:

                  (a) SCI/EOG Holdings, Inc., a Delaware corporation ("Holdings"); and

                  (b) SCI Technology, Inc., an Alabama corporation ("SCI Technology").

         3. The Agreement and Plan of Merger was duly authorized and approved by the directors and the sole shareholder of Holdings pursuant to Section 251 of the Delaware General Corporation Law. All 2,324,711 shares of SCI/EOG Holdings, Inc. presently issued and outstanding voted to approve the Plan of Merger

         4. The Agreement and Plan of Merger was duly authorized and approved by the directors and sole shareholder of SCI Technology pursuant to Section 10-2B-11.03 of the Alabama Business Corporation Act. All 1,000 shares of SCI Technology presently issued and outstanding voted to approve the Plan of Merger.

         5. SCI Technology will be the entity surviving the Merger (the "Surviving Corporation"), and the Articles of Incorporation of SCI Technology, as filed with the Secretary of State of Alabama, will be the Articles of Incorporation of SCI Technology following the Merger.

         6. The Articles of Incorporation of SCI Technology, Inc. are filed in Madison County, Alabama.

         7.       The Merger shall be effective an June 30, 2001, at 11:59 p.m.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, the Surviving Corporation has executed these
Articles of Merger this ___ day of June, 2001.

                                           SCI TECHNOLOGY, INC.
                                           (Surviving Corporation)

                                           By:  /s/  Michael M. Sullivan
                                               ---------------------------------

                                           Name: Michael M. Sullivan

                                           Title: General Counsel & Secretary

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                                    EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

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                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (the "Plan of Merger") dated as of June 15, 2001, is by and between SCI TECHNOLOGY, INC., an Alabama corporation, and each of SCI/EOG Holdings, Inc., a Delaware Corporation, and EOG Holdings, Inc., a Delaware corporation (collectively, the "Constituent Entities").

                               STATEMENT OF FACTS

         The Board of Directors and sole shareholder of each of the Constituent Entities have determined that it is advisable, and for the benefit of each of SCI/EOG Holdings, Inc. and EOG, Inc. to merge with and into SCI TECHNOLOGY, INC. on the terms and conditions hereinafter set forth, and by resolutions duly adopted have approved the terms and conditions of this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Constituent Entities agree as follows:

         1. Each of SCI/EOG Holdings, Inc. and EOG, Inc. (sometimes referred to herein as the "Terminating Corporations") shall be merged with and into SCI TECHNOLOGY, INC, an Alabama corporation (sometimes referred to herein as the "Surviving Corporation"), in accordance with the provisions of the applicable statutes of the states of Delaware and Alabama, (the "Merger"). Upon the consummation of the Merger, the separate existence of the Terminating Corporations shall cease and the Surviving Corporation shall continue to exist and shall be the surviving corporation.

         2. The Articles of Incorporation, Bylaws, directors and officers of SCI Technology, Inc. prior to the effective time and date of the Merger shall be the Articles of Incorporation, Bylaws, Directors and officers of the Surviving Corporation, without amendment.

         3. At the Effective Time (as defined below), each share of stock of the Terminating Corporations issued and outstanding immediately prior to the Effective Time shall be automatically and without further action cancelled and retired without consideration. Each share of stock held in the Surviving Corporation issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding.

         4. The directors and the proper officers of each of the Constituent Entities are hereby authorized, empowered and directed to do any and all acts and things and to make, execute, deliver, file and record any and all instruments, papers and documents necessary, proper or convenient to carry out the Merger (including, without limitation, filing a description or plan of merger or resolutions adopting the same in any form whatsoever. so long as such document filed is not inconsistent with this Plan of Merger).

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         5.       The merger of the Terminating Corporations and the Surviving
Corporation shall be effective upon the filing of the articles of merger and/or certificates of merger necessary to effect the Merger, or such other date and time as may be specified therein, or such other date and time as the directors and proper officers of the Terminating Corporations and the Surviving Corporation may determine (the "Effective Time").

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         IN WITNESS WHEREOF, the Constituent Entities have each caused this
Agreement to be executed by their respective duly authorized officers, as of the date first above written.

                                           SURVIVING ENTITY:

                                           SCI TECHNOLOGY, INC.

                                           By:  /s/  Michael M. Sullivan
                                               ---------------------------------
                                           Name: Michael M. Sullivan
                                           Title: General Counsel & Secretary

                                           TERMINATING CORPORATIONS:

                                           SCI/EOG HOLDINGS, INC.

                                           By:  /s/  Michael M. Sullivan
                                               ---------------------------------
                                           Name: Michael M. Sullivan
                                           Title: General Counsel & Secretary

                                           EOG, INC.

                                           By:   /s/  Michael M. Sullivan
                                               ---------------------------------
                                           Name: Michael M. Sullivan
                                           Title: General Counsel & Secretary